SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 8, 1999
                                 --------------
                Date of Report (Date of earliest event reported)


                             ST. JUDE MEDICAL, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



         Minnesota                 0-8672               41-1276891
         ---------                 ------               ----------
         (State or other           (Commission          (IRS Employer
         jurisdiction of           File Number)         Identification No.)
         incorporation)



             One Lillehei Plaza, St. Paul, MN             55117
             --------------------------------           ---------
         (Address of principal executive offices)       (Zip Code)

                                 (651) 483-2000
                                 --------------
                Registrant's telephone number including area code

                                 Not applicable
                                 --------------
           Former name or former address, if changed since last report

ITEM 5. OTHER EVENTS

        COURT RULING. On August 24, 1999 a federal district judge in Austin, Texas issued a ruling with respect to the August 12, 1999 jury verdict against St. Jude Medical, Inc. ("St. Jude") in a lawsuit brought by CMI, a heart valve manufacturer. The judge reversed the $8 million punitive damage award against St. Jude. In addition, the judge granted a motion by St. Jude and as a result the damage award was reduced to $950,000 provided CMI accepted the reduced award. CMI has accepted the reduced award. St. Jude presently intends to appeal the final award.



Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ST. JUDE MEDICAL, INC.



Date September 8, 1999                 By /s/ John C. Heinmiller
                                          ----------------------
                                          John C. Heinmiller
                                          Vice President - Finance
                                          and Chief Financial Officer